

Quaker Chemical Corporation
Investor Conference Call
April 28, 2010

Risk and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other Companies.

This data should be read in conjunction with the Company's first quarter earnings news release dated April 27, 2010, which will be furnished to the SEC on Form 8-K.

Forward-Looking Statements

This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company's demand is largely derived from the demand for its customers' products, which subjects the Company to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, and future terrorist attacks such as those that occurred on September 11, 2001. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

1st Quarter 2010 Results

- Diluted EPS of $.84 vs. breakeven 1Q 2009
  - Includes $.11 tax benefit
- Results driven by BRIC (Brazil, Russia, India, China) country steel demand
- Sales up 30% to $128.3 MM with product volume up 35%
- Vs. 4Q 2009, volume up 3%
- Gross margin % of 36.9% vs. 29.1% in 1Q 2009
- CMS contract renewals result in decreased gross reported revenue - increased gross margin % approximately by 2 percentage points vs. 1Q 2009 and 1 percentage point vs. 4Q
- Q1 historically weakest cash flow quarter of the year

Outlook

- Product volume in 2H 2010 expected to be somewhat lower than 1H 2010
  - Expect to continue to gain new business and benefit from continued improvement in steel and auto markets
  - Credit tightening in China
  - Ending of inventory restocking in end-use markets
  - Conclusion of tax incentives for auto purchases
  - Seasonal factors relating to timing of shipments to certain customers
- Raw material costs expected to increase with increase in crude oil price. Market could experience lag effect prior to recovery.
- SG&A cost to increase as resources added in key growth areas
- Despite these factors, EPS expected to equal or exceed pre-crisis levels of 2008

EPS by Quarter


$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
-$0.20
-$0.40
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010

We quickly returned to good profitability levels

Product Volume by Quarter



Metalworking Process Chemicals Segment
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
3Q08 YTD Ave.
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10

Volumes increasing but remain below pre-crisis levels

Fast-Growing Emerging Markets Driving Growth



South America & Asia-Pacific
% of Total Sales
35
30
25
20
2005
2007
2009

Emerging markets represent ~1/3 of sales

Steel Capacity Utilization Gradually Increasing



U.S. Steel
Capacity Utilization %
100
85
70
55
40
Mar-08
Mar-10

Source: American Iron and Steel Institute data for the respective quarter

Continuing rebound in steel production – a growth opportunity for Quaker

Annualized Run Rate of EBITDA Increasing


70
60
50
40
30
20
10
0
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010

Note: Excludes restructuring and CEO transition costs. Annualized EBITDA is latest quarter's EBITDA multiplied by 4.

Current EBITDA run rate exceeds pre-crisis level

Summary

- Positioned for good growth over next several years in both emerging and mature markets
  - Emerging markets – well positioned in BRIC (Brazil, Russia, India & China) to take advantage of strong growth
  - Mature Markets – Steel and auto markets expected to have above normal growth as industries gradually rebound
- EBITDA rebounding and exceeding levels achieved prior to global economic downturn

Reconciliation of Annualized Run Rate of Adjusted EBITDA

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010
Net income (loss) attributable to Quaker Chemical Corporation	4,440	(2,722)	2	3,234	5,052	7,932	9,419
Add / (subtract):							
Depreciation	2,822	2,600	2,458	2,343	2,147	2,577	2,593
Amortization	300	271	257	265	275	281	254
Interest Expense	1,330	1,423	1,242	1,538	1,356	1,397	1,311
Taxes on income	967	(871)	(251)	1,567	2,747	3,002	3,181
Restructuring and related activities	-	2,916	2,289	-	-	-	-
CEO transition costs	1,625	-	-	1,193	1,250	-	-
Adjusted Quarterly EBITDA	11,484	3,617	5,997	10,140	12,827	15,189	16,758
Multiply by 4	4	4	4	4	4	4	4
Annualized Run Rate of Adjusted EBITDA	45,936	14,468	23,988	40,560	51,308	60,756	67,032

Quaker